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                                                                        ANNEX VI
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT
                                                   <PROTOTYPE FOR EACH ISSUANCE>

                                FORM OF WARRANT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                             LJ INTERNATIONAL INC.

                         COMMON STOCK PURCHASE WARRANT

      1.  Issuance; Certain Definitions.
          -----------------------------

          In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by LJ INTERNATIONAL INC. a British Virgin Islands corporation (the "Company"), _____________________________________ or
registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on _______________________, 200 (1)
(the "Expiration Date"),  ___________________ Thousand  (_____________)(2) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price per share (the "Exercise Price") of $____________,(3) subject to further adjustment as set forth herein.


      2.  Exercise of Warrants.
              --------------------

          2.1 General. This Warrant is exercisable in whole or in part at any time and from time to time at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted

-----------------------

(1) Insert date which is last day of month in which fifth anniversary of relevant Closing Date occurs.
(2) Fifteen thousand (15,000) for every $1,000,000 principal of Debentures purchased.
(3) Price to be filled in equal to 120% of closing bid price of Common Stock for trading day immediately before relevant Closing Date.


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either by delivery to the Company or by facsimile transmission as provided in
Section 8 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

          2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Securities Purchase Agreement, dated October _________, 1999 (the "Securities Purchase Agreement"), between the Company and the Holder (or the Holder's predecessor in interest) or of the other Transaction Agreements (as defined in the Securities Purchase Agreement), in no event (except (i) as specifically provided in this Warrant as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant, to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

      3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

      4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

      5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are

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limited to those expressed in this Warrant and are not enforceable against the
Company except to the extent set forth herein.

     6.   Protection Against Dilution.
          ---------------------------

          6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

          6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

          6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

     (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and
   (II) the denominator is the amount of the Outstanding Warrants; and

     (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but

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   only if, such fraction is less than 1.0), the numerator of which is the
   Average Market Price of the Common Stock (as defined below) for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date. As used herein, the term "Average Market Price of the Common Stock" means the average closing bid price of a share of Common Stock, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market for the relevant period.

      7.  Transfer to Comply with the Securities Act; Registration Rights.
          ---------------------------------------------------------------

          7.1  Transfer.   This Warrant has not been registered under the
Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          7.2 Registration Rights. (a) Reference is made to the Registration Rights Agreement of even date herewith, to which the Company and the Holder (or Holder's direct or indirect assignor, if any) are parties (the "Registration Rights Agreement"). The Warrant Shares are Registrable Securities, as that term is used in the Registration Rights Agreement. Subject to the provisions of the Registration Rights Agreement, the Company agrees to file an amendment, which shall include the Warrant Shares, to its registration statement on Form S-3 (as so amended, the "Registration Statement"), pursuant to the Act, by the Required Filing Date and to have the registration of the Warrant Shares completed and effective by the Required Effective Date (as those terms are defined in the Registration Rights Agreement).

          (b) In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have demand piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock, the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining

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Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 7.2(b) will expire at such time as the Holder may sell all Remaining Warrant Shares under Rule 144 without volume or other restrictions or limits.

          8.  Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

              (i)  if to the Company, to:

                   LJ INTERNATIONAL INC.
                   Unit #12, 12/F, Block A
                   Focal Industrial Center
                   21 Man Lok Street
                   Hung Hom, Kowloon, Hong Kong
                   ATTN: Yu Chuan Yih
                   Telephone No.: (852) 2764 3622
                   Telecopier No.: (852) 2764 3783

                   with a copy to:

                   Andrew N. Bernstein, Esq.
                   Andrew N. Bernstein, P.C.
                   5445 DTC Parkway, Suite 520
                   Greenwood Village, CO 80111
                   Telephone No.: (303) 770 - 7131
                   Telecopier No.: (303) 770 - 7332

              (ii) if to the Holder, to:



                   ATTN:
                   Telephone No.: (     )      -
                   Telecopier No.: (     )      -

                   with a copy to:

                   Krieger & Prager, Esqs.

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                    319 Fifth Avenue
                    New York, New York 10016
                    Telephone No.: (212) 689-3322
                    Telecopier No.  (212) 213-2077

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and interpreted in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely within such State, without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant.

          11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


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     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the
__ th day of ______________________________, 1999.


                         LJ INTERNATIONAL INC.


                         By: /s/ Yu Chuan Yih
                             ------------------------
                              Name: Yu Chuan Yih
                              -----------------------
                              Its: President
                              -----------------------

Attest:


------------------------------------------

Name: ____________________________________

Title:  __________________________________

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                         NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of _____________________________, ___________, to purchase ________ shares of the
Common Stock, par value $.01 per share, of LJ INTERNATIONAL INC. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

     Please deliver the stock certificate to:









Dated: ________________________________________________



By: ___________________________________________________



[ ]  CASH:  $ _________________________________________

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